UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2025

ScanTech AI Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42463	93-3502562
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Enterprise Drive Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)

+1 (470) 655-0886

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 24, 2025 (the “Effective Date”), ScanTech AI Systems Inc. (the “Company”) entered into the Agreement and Amendment No. 1 to the Supplemental Agreement (the “Agreement”) by and between the Company, Karl Brenza (for limited purposes), ScanTech Identification Beam Systems LLC (“SIBS”), Steele Interest SIBS LLC (“Steele I”), Steele Interest SIBS II LLC (“Steele II”), Steele Interest SIBS III LLC (“Steele III”), Steele Interest SIBS IV LLC (“Steele IV” and together with Steele I, Steele II, and Steele III, referred to as the “Steele Lenders”), and Steele Interest LLC (“Steele Interests” and, collectively with the Steele Lenders, “Steele”). The Agreement amends the Supplemental Agreement (the “Supplemental Agreement”) entered into with the same parties on January 31, 2025 which related to the Loan Exchange & Release Agreement entered into on September 25, 2025.

Pursuant to the Agreement, on the Satisfaction Date (as defined below), the mutual release and waiver provided for in accordance with the Supplemental Agreement shall no longer be subject to Section G of the Supplemental Agreement which shall be deleted in its entirety. Section G of the Supplemental Agreement had originally conditioned the mutual release and waiver provided for by the Supplemental Agreement on the condition that Taylor Freres Americas LLP, TFGS VII Gestion LLC, Zachary Taylor, and their affiliates (the “TF Parties”) extend the date by which the business combination agreement, entered into by the Company, SIBS, and Mars Acquisition Corp., must close by January 2, 2025 and that the TF Parties and the Company release all claims against each other. In addition, pursuant to the Agreement, up and until the Satisfaction Date, the Steele Lenders agree not to object to any settlement agreement entered into by and between the Company and the TF Parties so long as the settlement agreement does not involve any compensation paid to the TF Parties other than in the form of common stock of the Company and the amendment to the Company’s Registration Statement on Form S-1 (SEC File No. 333-284806) (the “Resale Registration Statement”) has been filed with the Securities and Exchange Commission (the “SEC”) by January 30, 2026. The “Satisfaction Date” is defined as the date on which each of the following shall have occurred: (i) the First Additional Shares (as defined in the Supplemental Agreement), the Second Additional Shares (as defined in the Supplemental Agreement), the Steele Shares (as defined below) and the Legal and Expense Shares (as defined below) have all been included to be registered in the Resale Registration Statement; (ii) the Resale Registration Statement shall have been filed with the SEC prior to 5:00 p.m. (Eastern) on January 30, 2026; (ii) the Company has issued and delivered, or caused to be issued and delivered, the First Additional Shares, the Second Additional Shares, the Steele Shares, the Legal and Expense Shares and the Exchange Agreement Shares (as defined below) to an account for the benefit of Steele at Continental Stock Transfer & Trust Company (“Continental”); and (d) the Resale Registration Statement has been declared effective by the SEC.

The Company and SIBS each acknowledged and agreed that they, on a joint and several basis, are justly indebted to, and currently owe and shall pay, the Steele Lenders a total of $550,000 as reimbursement of legal fees paid and/or previously incurred by the Steele Lenders in connection with certain loans made by the Steele Lenders to SIBS and the Exchange Agreement (as defined in the Supplemental Agreement) (collectively, the “Steele Legal Fees”). No later than 5:00 p.m. (Eastern) on November 25, 2025, the Company agreed to issue and deliver to Steele, at Continental, 2,500,000 shares of the Company’s common stock (the “Legal and Expense Shares”), to cover in full the obligation of the Company and SIBS to pay to Steele for (or reimburse Steele for the payment of) the Steele Legal Fees.

Pursuant to the Agreement, the Company is also obligated to issue 1,200,000 shares consisting of the First Tranche Shares (as defined below).

Under the Agreement, as soon as possible (but not later than 5:00 p.m. (Eastern) on January 30, 2026), the Company agreed to submit to the SEC an amendment to the Resale Registration Statement, which amendment shall include for registration (a) the First Additional Shares, (b) the Second Additional Shares, (c) the Steele Shares and (d) the Legal and Expense Shares. The Company is obligated to use its best and continuous efforts to cause the Resale Registration Statement, as so amended, to be declared effective by the SEC as soon as reasonably possible following the filing or submission thereof (taking into account that the SEC may review and comment on the amended Resale Registration Statement).

No later than 5:00 p.m. (Eastern) on November 25, 2025, the Company agreed to issue and deliver to an account for the benefit of Steele Interests, at Continental, 1,200,000 shares of the Company’s common stock (the “First Tranche Shares”). In the event that the amendment to the Resale Registration Statement has not been submitted to the SEC by 5:00 p.m. (Eastern) on December 1, 2025, then the Company is obligated to immediately issue and deliver to an account for the benefit of Steele Interests, at Continental, an additional 500,000 shares of the Company’s common stock (the “First Increase Shares”). Thereafter, in the event that the amendment to the Resale Registration Statement has not been submitted to the SEC by 5:00 p.m. (Eastern) on December 15, 2025, then the Company is obligated to immediately issue and deliver to an account for the benefit of Steele Interests, at Continental, an additional 250,000 shares of the Company’s common stock (the “Second Increase Shares”). Thereafter, in the event that the amendment to the Resale Registration Statement has not been submitted to the SEC by 5:00 p.m. (Eastern) on December 30, 2025, then the Company is obligated to immediately issue and deliver to an account for the benefit of Steele Interests, at Continental, an additional 250,000 shares of the Company’s common stock (the “Third Increase Shares”). Thereafter, in the event that the amendment to the Resale Registration Statement has not been submitted to the SEC by 5:00 p.m. (Eastern) on January 15, 2026, then the Company is obligated to immediately issue and deliver to an account for the benefit of Steele Interests, at Continental, an additional 250,000 shares of the Company’s common stock (the “Fourth Increase Shares”). Thereafter, in the event that the amendment to the Resale Registration Statement has not been submitted to the SEC by 5:00 p.m. (Eastern) on January 30, 2026, then the Company is obligated to immediately issue and deliver to an account for the benefit of Steele Interests, at Continental, an additional 250,000 shares of the Company’s common stock (the “Fifth Increase Shares”). “Steele Shares” means the First Tranche Shares plus, as applicable, the First Increase Shares, the Second Increase Shares, the Third Increase Shares, the Fourth Increase Shares and the Fifth Increase Shares.

Pursuant to the Supplemental Agreement, the Company previously issued a total of 1,000,000 shares to various of the Steele Lenders, consisting of 800,000 shares (the “Exchange Agreement Shares”), the 100,000 First Additional Shares, and the 100,000 Second Additional Shares.

Notwithstanding anything to the contrary in the Agreement or the Supplemental Agreement, in no event will the Company be required to (a) issue shares of the Company’s common stock or securities convertible into or exercisable for the Company’s common stock (including the First Additional Shares, the Second Additional Shares, the Steele Shares, the Legal and Expense Shares, and the Exchange Agreement Shares) exceeding 19.99% of the Company’s common stock or exceeding 19.99% of the voting power outstanding either as of the Effective Date or the date immediately preceding the Effective Date, as determined in accordance with the relevant stock exchange rules, or (b) otherwise issue shares of the Company’s common stock or other securities which issuance would violate any rule of the SEC or the relevant stock exchange or trading market on which the Company’s common stock is then listed or quoted.

The Agreement also obligates the Company to indemnify Steele and their affiliates from certain claims and losses, including those related to a breach or default under the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

To the extent required by this Item 1.02, the information set forth under Item 1.01 is incorporated by reference into this Item 1.02.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The securities issued or that may be issued by the Company to the Steele Lenders and Steele Interests under the Agreement (including but not limited to the Steele Shares, the Legal and Expense Shares, the Exchange Agreement Shares, the First Additional Shares, and the Second Additional Shares) are being offered and sold by the Company to the Steele entities in one or more transactions that are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D thereunder. In the Agreement, each recipient of any shares of the Company’s common stock pursuant to the Agreement represented to the Company, among other things, that each is an “accredited investor” (as such term is defined in Rule 501 of Regulation D under the Securities Act). Accordingly, the offer and sale by the Company of the securities issued or that may be issued and sold to the Steele entities under the Agreement have not been registered under the Securities Act or any applicable state securities or “blue sky” laws and, therefore, such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities or “blue sky” laws.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any sale of any securities of the Company in any state or other jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Agreement and Amendment No. 1 to the Supplemental Agreement, dated November 24, 2025, by and between the Company, SIBS, Karl Brenza, the Steele Lenders, and Steele Interests.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2025	SCANTECH AI SYSTEMS INC.

	By:	/s/ Dolan Falconer
	Name:	Dolan Falconer
	Title:	Chief Executive Officer